Exhibit 10.1

THIRD AMENDMENT

THIRD AMENDMENT dated as of November 2, 2018 (this “Amendment”) to the Amended and Restated Master Purchase and Sale Agreement, dated as of March 6, 2017, as amended by the First Amendment, dated as of September 14, 2017, by the Second Amendment, dated as of November 3, 2017, and by Omnibus Amendment No. 2 to Basic Documents (Ally-Carvana Flow), dated as of January 4, 2018 (the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Transferors and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and

WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement to add and modify certain defined terms;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS
1.1 Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.

SECTION 2. AMENDMENTS

2.1 Amendments to Section 2.1 (Commitments to Sell and Purchase Receivables Pools). Section 2.1(a) and Section 2.1(b) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

(a) Transferor Obligation. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements set forth herein, the Transferor commits to sell to the Purchasers one Receivables Pool each calendar week during the Commitment Period, except for the calendar weeks within the period from November 2, 2018 to November 24, 2018 ~~January 1, 2018 to January 15, 2018~~, with a total Cutoff Date Aggregate Outstanding Principal Balance for all such Receivables Pools sold during the Commitment Period, taken together, equal to the Commitment Amount and each Receivables Pool sold to the Purchaser shall have a Cutoff Date Aggregate Outstanding Principal Balance equal to at least ~~51%~~ 40% (adjusted downward for a nonmaterial amount resulting from application of the Selection Procedures, including the Freestyle Selection, at a Purchase Percentage of ~~51%~~ 40%) of the aggregate principal balance of all receivables originated by the Seller that meet the criteria described in the definition of “Eligible Receivable” during the second calendar week preceding the calendar week in which the related Closing Date shall occur related to such Receivables Pool during the Commitment Period; provided, that the Transferor shall not be obligated to sell any Receivables Pool if the related Second Step Receivables Purchase Price for such Receivables Pool is less than or equal to the Cutoff Date Aggregate Outstanding Principal Balance (collectively, the “Transferor Obligation”).

(b) Purchaser Obligation. Upon the terms and subject to the conditions set forth in this Agreement, including Section 2.1(c) below, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Purchasers commit to purchase one Receivables Pool each calendar week during the Commitment Period, except for the calendar weeks within the period from November 2, 2018 to November 24, 2018 ~~January 1, 2018 to January 15, 2018~~, on each Closing Date designated by the Transferor pursuant to Section 4.1(a); provided that ~~(i)~~ the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Receivables Pools purchased during the Commitment Period shall not exceed the Commitment Amount~~, and (ii) the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Receivables Pools purchased during the period from the Extension Amendment Effective Date through December 31, 2017 shall not exceed $125,979,120~~ (the “Purchaser Obligation”).

2.2 Amendments to Section 2.4 (Termination Options). Section 2.4(a)(iv) and Section 2.4(b)(xvi) of the Master Purchase and Sale Agreement are hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

(a) (iv) for any reason with ~~one hundred eighty (180)~~ ninety (90) days’ prior written notice to the Purchaser.

(b) (xvi) for any reason with ~~one hundred eighty (180)~~ ninety (90) days’ prior written notice to the Transferor; or

2.3 Amendments to Section 6.2 (Conditions to Obligation of the Purchasers). Section 6.2(b) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

(b) Minimum Sales Amount. The Aggregate Outstanding Principal Balance as of the related Cutoff Date shall not be less than ~~51%~~ 40% (adjusted downward for a nonmaterial amount resulting from application of the Freestyle Selection at a Purchase Percentage of ~~51%~~ 40%) of the aggregate principal balance of all receivables meeting the criteria described in the definition of “Eligible Receivable” originated by the Seller during the second calendar week preceding the related Closing Date unless otherwise agreed by the Purchasers.

2.4 Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended by:

(a) adding the following definitions of “Approved Financed Ancillary Products”, “Purchasing Guidelines & Parameters” and “Second Extension Amendment Effective Date” in the appropriate alphabetical order:

“Approved Financed Ancillary Products” means, the products mutually agreed to by the Purchasers and the Transferor with respect to vehicle service contracts, global positioning systems, gap insurance or waiver, prepaid maintenance, tire & wheel protection, paintless dent repair, and such other products as may be agreed to in writing by the Purchasers and Transferor from time to time.

“Purchasing Guidelines & Parameters” are as agreed upon by the Parties to the Master Purchase and Sale Agreement.

“Second Extension Amendment Effective Date” means November 2, 2018.”

(b) adding new paragraphs (xxxix), (xl) and (xli) to the Eligible Receivable definition, as set forth below:

“xxxix. No Receivable with a related Cutoff Date on or after the Second Extension Amendment Effective Date and secured by a Financed Vehicle includes Approved Financed Ancillary Products with parameters in excess of the ancillary product Purchasing Guidelines & Parameters;

xl. For Receivables with a related Cutoff Date on or after the Second Extension Amendment Effective Date, the Obligor has an ID Analytics Credit Optics 5.1 Auto score of not less than 450;

xli. No Receivable arises under a Contract that has been executed and delivered (or electronically authenticated) by, and constitutes the legal, valid and binding obligation of, more than one Obligor.”

(c) amending the following definitions as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

“Commitment Amount” means the sum of (i) ~~$1,500,000,000~~ $1,250,000,000 ~~less 62.5% of the aggregate Outstanding Principal Balance of all retail installment sales contracts which would be Eligible Contracts under the definition thereof sold by the Seller during the Commitment Period to parties other than the Transferor~~ plus (ii) the Outstanding Principal Balance of a Receivable that had been previously included in a Receivables Pool and was repurchased, remediated and resold to the Purchasers in a subsequent Receivables Pool.

“Commitment Period” means the period from the Second Extension Amendment Effective Date to the earliest of (i) the Scheduled Commitment Termination Date, (ii) the occurrence of a Commitment Termination Event and (iii) the purchase by the Purchasers of Receivables Pools with a total Cutoff Date Aggregate Outstanding Principal Balance in an amount equal to the Commitment Amount.

“Purchase Percentage” for an Origination Period, means, the percentage equal or greater than to (i) the aggregate Outstanding Principal Balance of all Receivables originated or acquired by the Seller to be sold to the Transferor on the related Closing Date pursuant to the Master Sale Agreement divided by (ii) the aggregate principal balance of all receivables originated or acquired by the Seller that meet the criteria described in the definition of “Eligible Receivable” during such Origination Period (which, for purposes of clause (ii) shall be reduced by the aggregate principal balance of receivables with respect to which the applicable obligor has exercised its right to return the related financed vehicle and terminate the related receivable). In ~~the event that the Purchase Percentage is less than 100% in a Origination Period, the Commitment Amount shall be reduced by 62.5% of the amount that the Purchase Percentage has been reduced by with respect to the dollar value of the receivables that will not be sold to the Transferor for such Origination Period, provided, however, that in~~ no event shall the Purchase Percentage be less than ~~51%~~ 40% and, in the event the Seller or the Transferor shall fail to notify the Purchasers of the Purchase Percentage for any Origination Period, the Purchase Percentage from the prior Origination Period shall apply~~; provided, further, however, in addition, for each Origination Period the Purchase Percentage under the Master Sale Agreement and the Master Purchase and Sale Agreement must be equal or greater than the purchase percentage for the corresponding origination period in the Master Sale Agreement (Warehouse)~~.

“Scheduled Commitment Termination Date” means ~~November 2, 2018~~ November 1, 2019.”

and

(d) deleting the definition of “Master Sale Agreement (Warehouse)”.

SECTION 3. MISCELLANEOUS
3.1 Effectiveness. This Amendment shall become effective as of the date first written above upon the receipt of the following:

(a) a signed counterpart to this Amendment, shall have been duly executed and delivered by each of the parties hereto,

(b) a signed counterpart to the Seventh Amended and Restated Letter Agreement re Master Purchase and Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC, Bridgecrest Credit Company, LLC, the Transferor, Ally Financial, and Ally Bank,

(c) a signed counterpart to the Third Amendment, dated as of the date hereof, to the Loan and Security Agreement, dated as of November 3, 2017, as amended by Omnibus Amendment No. 1, dated as of January 4, 2018, the First Amendment, dated as of August 7, 2018, and by the Second Amendment, dated as of October 4, 2018, shall have been duly executed and delivered by Sonoran Auto Receivables Trust 2017-1, the Transferor, Carvana, LLC and Ally Bank, and

(d) a signed counterpart to the Second Amended and Restated Fee Letter re Loan and Security Agreement, dated as of the date hereof, shall have been duly executed and delivered by Sonoran Auto Receivables Trust 2017-1, the Transferor, Carvana, LLC, Ally Bank and Bridgecrest Credit Company.

3.2 Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.

3.3  Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.

3.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

3.5 GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC.

(a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF (a) ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1, LLC,
as Transferor
By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President, Secretary, and General Counsel

ALLY BANK,
as Purchaser
By:	/s/ T. E. Elkins
Name:	T. E. Elkins
Title:	Senior Vice President, Direct Lending and Clearlane

ALLY FINANCIAL, INC.,
as Purchaser
By:	/s/ J. E. Schugel
Name:	J. E. Schugel
Title:	Chief Risk Officer

[SIGNATURES CONTINUE]

[Signature page to Third Amendment to Amended and Restated Master Purchase and Sale Agreement]

Agreed to and Accepted by:

CARVANA, LLC,
as Seller
By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President, Secretary, and General Counsel

[Signature page to Third Amendment to Amended and Restated Master Purchase and Sale Agreement]

Acknowledged by:

BRIDGECREST CREDIT COMPANY, LLC,
as Servicer
By:	/s/ Daniel Gaudreau
Name:	Daniel Gaudreau
Title:	Treasurer

[Signature page to Third Amendment to Amended and Restated Master Purchase and Sale Agreement]